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                                                                      EXHIBIT 23

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-61665, 33-08779, 33-08781 and 33-95103) of Transmation, Inc. of our report dated May 11, 2001, except for the third paragraph of Note 5 which is as of July 13, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Rochester, New York
July 13, 2001